Exhibit 99.1

CCUR HOLDINGS REPORTS $8.3 MILLION NET LOSS IN 2Q FY 2021

DULUTH, GA, February 17, 2021 – CCUR Holdings, Inc. (OTCQB: CCUR) (“CCUR” or the “Company”) yesterday reported net loss attributable to its stockholders of $8,333,000, or $0.95 per diluted share, for the second quarter of fiscal year 2021. This is the first quarter the Company reported net loss and a loss per share after seven consecutive quarters posting net income and earnings per share.

Revenue for the quarter decreased to $1,197,000 compared to $1,787,000 during the prior year period. The revenue decrease was primarily due to merchant cash advance (MCA) revenue decreasing 27% to $1,046,000 compared to $1,440,000 in the second quarter of fiscal year 2020. Fiscal year 2021 second quarter revenue from interest on loans decreased 56% to $151,000, compared to $347,000 in the second quarter of the prior year. An operating loss of $13,876,000 was reported for the second quarter of 2021 compared to operating income of $591,000 in the same quarter of 2020. This loss is primarily attributed to the Company recording a $13,760,500 provision for credit losses on aviation advances. Other interest income and realized and unrealized gains on investments, net for the period totaled $3,840,000 compared to $2,361,000 in the prior year period.

“Our performance for the quarter was materially and significantly impacted by a full write-down of our aviation deposits,” commented Igor Volshteyn, President and Chief Operating Officer. “On January 12, 2021, the date a large deposit was due to be returned, the Company learned that in mid-December, the principal of Wright Brothers Aircraft Title, Inc., the escrow agent for its aviation deposits, had been arrested by law enforcement and that all the assets of Wright Brothers had been frozen. While the Company is aggressively pursuing all remedies for recovery, the amounts and timing of such recovery remain highly uncertain. As a result, the Board of Directors and management determined that the appropriate action is a full write-down of the aviation deposits.”

Selling, general, and administrative expenses for the second quarter of fiscal year 2021 were $1,202,000, compared to $1,307,000 in the second quarter of the prior year.

Total working capital as of December 31, 2020 was $43,100,000 as compared with $51,000,000 as of June 30, 2020. The Company’s balance sheet remains strong, and as of December 31, 2020, it had cash and cash equivalents of approximately $16,223,000.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. operates MCA and other financial services and real estate business segments through its subsidiaries LM Capital Solutions, LLC, Recur Holdings LLC and CCUR Aviation Finance LLC, respectively, and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein which do not constitute statements of historical fact are “forward-looking statements” subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, the duration and impact of illness caused by COVID-19 on CCUR’s business plans and expected operating results, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s most recently filed Form 10-K filed on September 15, 2020 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by applicable law.

(Tables to follow)

Contact:

IR@ccurholdings.com

(770)305-6434

CCUR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2020	June 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,223	$9,336
Equity securities, fair value	13,269	7,372
Fixed maturity securities, available-for-sale, fair value	12,893	21,429
Current maturities of mortgage and commercial loans receivable	3,634	3,878
Advances receivable, net	111	11,436
Prepaid expenses and other current assets	599	1,204
Total current assets	46,729	54,655

Land investment	3,596	3,568
Deferred income taxes, net	7,691	6,632
Mortgage and commercial loans receivable, net of current maturities	104	1,695
Definite-lived intangibles, net	1,677	1,870
Goodwill	480	480
Equity method investment	3,850	—
Other long-term assets, net	762	950
Total assets	$64,889	$69,850

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$690	$803
Management fee payable	2,915	2,841
Total current liabilities	3,605	3,644

Long-term liabilities:
Pension liability	4,396	4,005
Other long-term liabilities	628	912
Total liabilities	8,629	8,561

Stockholders' equity:
Shares of common stock, par value $0.01;14,000,000 authorized; 8,839,344 and 8,797,671 issued and outstanding at December 31, 2020 and June 30, 2020, respectively	88	88
Capital in excess of par value	209,276	209,223
Non-controlling interest	1,179	1,261
Accumulated deficit	(150,978)	(143,077)
Accumulated other comprehensive loss	(3,305)	(6,206)
Total stockholders' equity	56,260	61,289
Total liabilities, non-controlling interest, and stockholders' equity	$64,889	$69,850

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Merchant cash advance fees and other revenue	$1,046	$1,440	$1,714	$2,888
Interest on mortgage and commercial loans	151	347	393	630
Total revenues	1,197	1,787	2,107	3,518
Operating expenses:
Selling, general, and administrative	1,202	1,307	2,287	2,641
Amortization of purchased intangibles	96	119	193	239
Change in fair value of contingent consideration	—	(410)	—	(400)
Provision for credit losses on advances	13,775	180	13,827	396
Total operating expenses	15,073	1,196	16,307	2,876
Operating (loss) income	(13,876)	591	(14,200)	642

Other interest income	679	2,145	2,039	4,282
Realized gain on investments, net	876	843	1,408	1,919
Unrealized gain (loss) on equity securities, net	2,285	(627)	1,240	(158)
Other income, net	30	65	105	66
(Loss) income before income taxes	(10,006)	3,017	(9,408)	6,751

Equity in net loss from equity method investment	53	—	53	—
(Benefit) provision for income taxes	(1,725)	(17)	(1,494)	156

Net (loss) income	(8,334)	3,034	(7,967)	6,595

Less: Net loss (income) attributable to non-controlling interest	1	(297)	23	(452)

Net (loss) income attributable to CCUR Holdings, Inc. stockholders	$(8,333)	$2,737	$(7,944)	$6,143

(Loss) earnings per share attributable to CCUR Holdings, Inc. stockholders:
Basic	$(0.95)	$0.31	$(0.90)	$0.70
Diluted	$(0.95)	$0.31	$(0.90)	$0.70

Weighted average shares outstanding - basic	8,800,171	8,758,710	8,798,928	8,757,433
Weighted average shares outstanding - diluted	8,800,171	8,840,870	8,798,928	8,825,583

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020
Revenues:
Merchant cash advance fees and other revenue	$1,046	$668
Interest on mortgage and commercial loans	151	242
Total revenues	1,197	910
Operating expenses:
Selling, general, and administrative	1,202	1,085
Amortization of purchased intangibles	96	97
Provision for credit losses on advances	13,775	52
Total operating expenses	15,073	1,234
Operating loss	(13,876)	(324)

Other interest income	679	1,360
Realized gain on investments, net	876	532
Unrealized gain (loss) on equity securities, net	2,285	(1,045)
Other income, net	30	75
(Loss) income before income taxes	(10,006)	598

Equity in net loss from equity method investment	53	—
(Benefit) provision for income taxes	(1,725)	231

Net (loss) income	(8,334)	367

Less: Net income attributable to non-controlling interest	1	22

Net (loss) income attributable to CCUR Holdings, Inc. stockholders	$(8,333)	$389

(Loss) earnings per share attributable to CCUR Holdings, Inc. stockholders:
Basic	$(0.95)	$0.04
Diluted	$(0.95)	$0.04

Weighted average shares outstanding - basic	8,800,171	8,797,671
Weighted average shares outstanding - diluted	8,800,171	8,856,691